Exhibit 10.14

CONFIDENTIAL

Date

Grant of Options Under Amended and Restated Incentive Stock Option Plan

This letter, together with the Amended and Restated Incentive Stock Option Plan (the “Plan”) of Patheon Inc. (the “Corporation”), sets out the terms and conditions upon which the Corporation has granted to you (the “Participant”) an option to purchase restricted voting shares of the Corporation (“Restricted Shares”). This grant is subject to your execution and return to the Corporation of this letter in acknowledgement that you have reviewed and agreed to the provisions of the Plan and of this letter. All capitalized terms utilized herein or in the Schedules hereto and not otherwise defined herein or in the Schedules hereto shall, except where the context otherwise requires, bear the respective meanings given to them under the Plan. This letter sets forth certain terms of the Option granted hereunder, which may be in addition to or different from those provided under the Plan. In case of conflict between the terms of the Plan and the specific terms set forth in this letter, the terms of this letter shall govern the Option granted hereunder.

1.	Grant of Option

The Corporation confirms that it has granted to the Participant on [insert date of grant] (the “Date of Grant”), on the terms and subject to the conditions set forth herein and/or in the Plan, an option (the “Option”) to purchase that number of Restricted Shares specified on the annexed Schedule A (subject to adjustment of such shares or of such number of shares in accordance with Article 10 of the Plan). The term “Optioned Shares” means, at any relevant time, all those Restricted Shares (as the same may from time to time be so adjusted) which have not then been purchased, and otherwise remain purchasable in accordance herewith, under the Option.

2.	Option Price

Subject to adjustment in accordance with Article 10 of the Plan, the Option Price at which each Optioned Share may be purchased upon exercise of the Option at any time and from time to time shall be the price specified on the annexed Schedule A which has been determined, in accordance with Article 5 of the Plan, based on the “market price” (as that term is defined in the Plan) as at the Date of Grant.

3.	Exercise of Option and Vesting Periods

3.1	Subject to the terms and conditions set out herein or in the Plan, the Participant shall have the right to exercise the Option to purchase the Optioned Shares, in whole or in part, at any time and from time to time, during the periods specified below:

[                     ]1

At 5:00 p.m. (Mississauga time) on the Expiry Date specified in the annexed Schedule A or such earlier time as may be determined in accordance with Article 6 hereof or Article 6 of the Plan (the “Expiry Time”), the Option shall expire and be of no further force or effect whatsoever as to the Optioned Shares in respect of which the Option has not been exercised. For greater certainty, on resignation or voluntary termination of a Participant who is an employee of the Corporation, all Options then outstanding in the name of the Participant shall expire and be of no further force or effect as of the effective date of resignation or voluntary termination.

[1]	Insert vesting schedule.

3.2	The Option shall be exercisable, in accordance with section 3.1 hereof, by the delivery by the Participant to the Corporation at its office in Mississauga of a notice in writing substantially in the form of Schedule B annexed hereto signed by the Participant or, in the case of the Participant’s death or incapacity, the Participant’s legal personal representative and addressed to the Corporation accompanied by payment in full (by cash or certified cheque) of the applicable Option Price for the Optioned Shares which are the subject of such exercise.

3.3	If and when the Participant exercises the Option in accordance with section 3.1 hereof, the Participant may incur a tax liability (calculated at the time of such exercise) and this tax liability will be the responsibility of the Participant. To determine the amount and timing of this tax obligation, the Participant should consult his or her tax advisor.

4.	Change in Control

In the event of a change in control (“Change in Control”) (as defined immediately below), the Option granted hereunder shall become exercisable, even if such Option is not otherwise vested in accordance with its term.

A Change in Control means the occurrence of any of the following:

(a)	Any “Person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than JLL Partners or its affiliates, becomes a Beneficial Owner (within the meaning of Exchange Act Rule 13d-3) of more than fifty percent (50%) of the voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

(b)	The Corporation’s shareholders approve a dissolution or liquidation of the Corporation;

(c)	The consummation of a reorganization, merger, consolidation or amalgamation to which the Corporation is a party and, as a result of which persons other than the shareholders of the Corporation immediately prior to such reorganization, merger, consolidation or amalgamation cease to own at least fifty percent (50%) of the voting power of the then outstanding voting securities of the surviving corporation in such reorganization, merger, consolidation or amalgamation entitled to vote generally in the election of directors;

(d)	The sale or other disposition of all or substantially all of the assets of the Corporation; or

(e)	A majority of the seats on the board of directors of the Corporation (other than vacant seats) are held by persons who were not directors at the Date of Grant and were neither (i) nominated for election by the board of directors nor (ii) appointed by directors so nominated.

5.	Registration and Possession of Optioned Shares

Upon each exercise of the Option in accordance with Article 3 hereof, the Corporation shall cause the transfer agent of the Restricted Shares forthwith to register in the name of the Participant the Optioned Shares paid for by the Participant in connection with that exercise of the Option (the “Purchased Shares”) and to prepare and deliver to the Participant a definitive certificate in the name of the Participant representing such Purchased Shares.

6.	Termination of Option by Participant

Notwithstanding anything herein provided, the Participant may at any time in the Participant’s sole discretion terminate the Option by written notice given to the Corporation at its registered address, and, forthwith upon the receipt by the Corporation of any such notice in writing, the Option shall forthwith expire and terminate as to such of the Optioned Shares in respect of which the Option has not been exercised.

7.	Participant Not Required to Exercise Option

Nothing herein contained or done pursuant hereto shall obligate the Participant to purchase and/or pay for, or the Corporation to issue, any Optioned Shares except those Optioned Shares in respect of which the Participant shall have exercised the Option to purchase hereunder in the manner hereinbefore provided.

8.	Representation and Warranty by Participant

The Participant represents and warrants to the Corporation, as a continuing representation and warranty which shall be true and correct on the Date of Grant and on each date that the Participant exercises the Option as if made and given on and as of each such date, that the Participant is acquiring the Option and will acquire the Purchased Shares purchased by the Participant upon any exercise of the Option as principal.

9.	General

9.1	Time shall be of the essence of this agreement.

9.2	All dollar amounts referred to in this agreement are in Canadian funds.

9.3	The division of this agreement into Articles, sections, paragraphs, subparagraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

9.4	The terms “this agreement”, “hereof”, “herein”, “hereunder”, “hereby” and similar expressions refer to this agreement and not to any particular Article, section, paragraph, subparagraph or other subdivision hereof.

9.5	Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

9.6	In the event that any day on or before which any action is to be taken hereunder is not a business day in the place where the action is to be taken, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day in such place.

9.7	This agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of such Province.

9.8	This agreement shall enure to the benefit of and be binding on and enforceable by the parties hereto and the successors and assigns of the Corporation and the heirs and legal personal representatives of the Participant.

9.9	This agreement and the Option granted to the Participant hereby is non-assignable and non-transferable and, except in the case of the Participant’s death or incapacity, the Option shall be exercisable only by the Participant.

9.10	This agreement may be executed by the parties in counterparts and, when so executed, such counterparts shall constitute a single agreement.

If the terms and conditions of the Plan and of this letter are acceptable to you, please indicate your acceptance thereof and agreement thereto by signing this letter and printing your name and address where indicated below.

Yours truly,

PATHEON INC.

by:

The undersigned Participant has reviewed, and hereby accepts and agrees to, the provisions of the Plan and of this letter.

SIGNED, SEALED & DELIVERED	)
in the presence of	)	Signature of Participant

Name of Participant

Address of Participant

SCHEDULE A

Optioned Shares:	[ ] Restricted Voting Shares

Date of Grant:

Option Price:	$[ ] CAD per Optioned Share

Expiry Date:

SCHEDULE B

NOTICE OF EXERCISE OF OPTION

UNDER PATHEON INC. AMENDED AND RESTATED INCENTIVE STOCK

OPTION PLAN

TO:	PATHEON INC.
2100 Syntex Court
Mississauga, Ontario
L5N 7K9

Attention: General Counsel

Name of Participant:

Address of Participant:

Option Agreement dated:

Number of Optioned Shares in respect of which Option is being exercised:

Aggregate Option Price:	$

The undersigned hereby notifies the Corporation of the undersigned’s exercise, as detailed above, of the option (herein referred to as the “Option”) granted by the Corporation pursuant to the above-referenced Option Agreement. A certified cheque (or cash) in payment in full of the amount of the aggregate Option Price payable in connection with such exercise of the Option is enclosed.

Date

Signature of the Participant or of
Legal Personal Representative of Participant